EXHIBIT 11.1

                            Cornell Corrections, Inc.
                 Statement Re: Computation of Per Share Earnings
                     (in thousands except per share amounts)



                                                                                      Year Ended December 31,
                                                                       1998                    1997                    1996
                                                               --------------------    --------------------    --------------------
                                                                Basic       Diluted      Basic      Diluted      Basic      Diluted
                                                               --------------------    --------------------    --------------------
Net earnings (loss) ........................................   $  6,062    $  6,062    $  3,554    $  3,554    $ (2,379)   $ (2,379)
                                                               ====================    ====================    ====================

Shares used in computing net earnings (loss) per share:
    Weighted average common shares and
      common share equivalents .............................     10,032      10,032       7,905       7,905       4,228       4,228


    Less treasury shares ...................................       (590)       (590)       (555)       (555)       (555)       (555)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method ......       --           330        --           390        --             0
                                                               --------------------    --------------------    --------------------

                                                                  9,442       9,772       7,350       7,740       3,673       3,673
                                                               --------------------    --------------------    --------------------


 Net earnings (loss)  per share ............................   $   0.64    $   0.62    $   0.48    $   0.46    $  (0.65)   $  (0.65)
                                                               ====================    ====================    ====================
